Media Contact: Mark Stanton
(602) 799-2401

For Immediate Release

SKYE International Announces Completion of Private Placement Financing

Schedules Special Shareholder Meeting to elect New Board of Directors

Chandler, ARIZ. (April 28, 2006) - SKYE International, Inc. (OTCBB: SKYY) today announced the completion on April 25, 2006, of a non-brokered private placement of 1,714,260 restricted shares at $0.35 per share for total proceeds of $600,000. The financing will be used for general working capital purposes, as well as to fund the commencement of production of the FORTIS™ line of electric tankless water heaters in connection with SKYE’s previously announced Manufacturing Services Agreement with Jabil Circuit, Inc. (NYSE: JBL).

According to Thomas Kreitzer, President of SKYE International, the private placement is an important step forward in bringing the FORTIS™ product line to the market. “This private placement allows us to begin to produce the FORTIS™ product line and it opens the door to many of the opportunities that will launch SKYE to an exciting new level,” Kreitzer said. “This show of investor confidence is clearly a sign that SKYE is on the right path in filling an important need in the consumer appliance marketplace,” he said.

SKYE is also pleased to announce that a Special Shareholders Meeting has been set for 10 a.m. on May 31, 2006 at SKYE’s Corporate Offices located at 7150 W. Erie Street in Chandler, Arizona. The record date for purposes of determining those persons entitled to vote at the meeting will be the close of business on May 3, 2006. Mr. Kreitzer explained that the agenda for the Special Shareholders Meeting will include the election of directors to the board to hold office until the Annual General Meeting of the Shareholders.

“The Special Shareholders Meeting is significant for SKYE as it marks the first time that our shareholders will receive proxies giving them their first opportunity to vote for the key decision-makers that will move SKYE forward as a company,” Kreitzer said.

Kreitzer explained that this is a defining moment for SKYE in its transition from a small public company, to a public company poised for growth and committed to delivering corporate governance excellence and Shareholder participation.

About SKYE

SKYE International, Inc. designs innovative consumer appliances and products with leading edge technology and unparalleled functionality. SKYE’s mission is to provide North American homes with better choices for everyday living by creating useful, multi-generational lifestyle products delivering reliability, innovation, functionality and ecological responsibility.

For more information call 1-877-888-SKYE or visit www.skye-betterliving.com

Safe Harbor

This release includes forward-looking statements that can generally be identified by phrases such as SKYE or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risks and uncertainties include, but are not limited to: general economic conditions and conditions in the markets we address; the substantial losses the company has incurred to date; demand for and market acceptance of new products; successful development of new products; the timing of new product introductions and product quality; the company's ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability of our customers to manage inventory; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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